Exhibit 10.18

Repurchase Agreement

This Repurchase Agreement (this “Agreement”) is entered into as of September 28, 2016, by and among Yatra Online, Inc., a Cayman Islands exempted company (the “Company”), and the shareholders of the Company listed on Exhibit A (collectively, the “Holders” and individually, a “Holder”).

Recitals

Whereas, the Company intends to have its Ordinary Shares commence trading on NASDAQ on or before December 19, 2016; and

Whereas, in connection with the proposed listing of the Ordinary Shares on NASDAQ, the Company has agreed to repurchase from each Holder and each Holder has agreed to sell to the Company up to the number of Ordinary Shares set forth opposite such Holder’s name on Exhibit A, in each case subject to and in accordance with the terms of this Agreement.

Now, Therefore, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

Agreement

1.           Agreement to Purchase. Upon the terms and subject to the conditions of this Agreement, the Company shall purchase from each Holder at the Closing, and each Holder shall sell to the Company, a number of Ordinary Shares equal to the Repurchase Shares for such Holder at a purchase price per Repurchase Share equal to the Repurchase Price.

2.           Condition; Closing.

2.1          Condition. The obligation of the Company and each Holder to consummate, or cause to be consummated, the Closing is subject to the satisfaction of the following condition:

(a)          The Ordinary Shares shall have begun trading on NASDAQ on or before December 19, 2016.

2.2          Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the sale and purchase contemplated by Section 1 hereof (the “Closing”) shall take place at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, commencing at 10:00 a.m. on the April 3, 2017 provided that all of the conditions set forth in Section 2.1 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof)as of such date or such other time and place as the Company and the Majority Holders may mutually agree (the date on which the Closing occurs, the “Closing Date”). At the Closing, upon the deposit of cash by the Company with the Repurchase Agent in accordance with Section 2.3(b) below, the Company shall update its register of members to reflect that the repurchase of all of the Repurchase Shares has been completed.

2.3          Surrender; Payment; Required Information.

(a)          As soon as reasonably practicable after consummation of the First Trading Date, the Company will send, or will cause its Repurchase Agent (the “Repurchase Agent”) to send, to each Holder a letter of transmittal (which will include the information set forth on Exhibit B and shall specify that the delivery will be effected, and risk of loss and the Holder will cease to have title, only upon proper delivery of certificates representing the Repurchase Shares held by such Holder (the “Certificates”) (or effective affidavits of loss in lieu thereof) to the Repurchase Agent and such repurchase being reflected in the Company's register of members), in such form as the Company may reasonably direct, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Repurchase Agent in exchange for the consideration payable upon due surrender of the Certificates once the register of members of the Company has been updated pursuant to the terms of this Agreement.

(b)          At or prior to the Closing, the Company will cause to be deposited with the Repurchase Agent, in trust for the benefit of the Holders, the maximum cash payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) representing all of the Subject Securities. All cash deposited by the Company with the Repurchase Agent for distribution pursuant to this Section 2.3 is referred to in this Agreement as the “Repurchase Fund.” The Repurchase Agent will, pursuant to irrevocable instructions to be delivered to the Repurchase Agent by the Company, deliver the appropriate consideration out of the Repurchase Fund. The Repurchase Fund will not be used for any other purpose. The Repurchase Agent will invest any cash included in the Repurchase Fund as directed by the Company; provided, that no such investment or losses thereon will affect the consideration payable upon due surrender of the Certificates and the register of members of the Company being updated pursuant to the provisions of this Agreement and the Company will promptly cause to be provided additional funds to the Repurchase Agent for the benefit of the Holders in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and paid to, the Company.

(c)          Prior to the Closing, each Holder shall surrender to the Repurchase Agent a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may reasonably be required by the Repurchase Agent. Each such Holder will be entitled to receive in exchange therefor the consideration payable pursuant to the provisions of this Agreement upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof). No interest will be paid or accrued on any consideration payable upon due surrender of the Certificates pursuant to the provisions of this Agreement.

(d)          If any cash payment is to be made to a Person other than the Person in whose name the shares are registered in the Company's register of members, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the Person in whose name the shares are registered in the Company's register of members or will establish to the satisfaction of the Company and the Repurchase Agent that such Tax has been paid or is not payable.

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(e)          Any portion of the Repurchase Fund that remains unclaimed by the Holders thirty (30) days after the Closing Date will be returned by the Repurchase Agent to the Company, upon demand, and any such Holder who has not surrendered a Certificate for the consideration payable upon due surrender of such Certificates pursuant to the provisions of this Agreement prior to that time will thereafter look only to the Company for delivery of consideration payable upon due surrender of such Certificates pursuant to the provisions of this Agreement.

(f)          Dividends payable by the Company with respect to Ordinary Shares will only be paid to holders of Ordinary Shares as registered on the register of members of the Company at the time that such dividends are declared.

(g)          The Company and the Repurchase Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person such amounts as the Company or the Repurchase Agent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign Tax Law. The Holders agree that the documents and information set forth on Exhibit B shall be provided to the Company for appropriate withholding of tax by the Company in relation to payment made towards the Repurchase Shares. In case of non-furnishing of the requisite information and representations as required by the Company or the Repurchase Agent, the tax shall be withheld on the gross amount at applicable rates in force. To the extent that amounts are so withheld (and paid to the applicable Governmental Authority) by the Company or the Repurchase Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(h)          In the event any Certificates shall have been lost, stolen or destroyed, the Repurchase Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration as may be required pursuant to this Agreement and any dividends or distributions payable pursuant to this Agreement; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to the Company, or, if reasonably required by the Company, a bond in such reasonable sum as the Company may direct, as indemnity against any claim that may be made against the Company or the Repurchase Agent in respect of such Certificates alleged to have been lost, stolen or destroyed.

3.           Representations of the Holders and Company.

3.1           Requisite Power and Authority of the Holders. Each Holder hereby represents and warrants to the Company as follows: (a) such Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions; (b) all action on such Holder’s part required for the lawful execution and delivery of this Agreement have been taken; and (c) upon such Holder’s execution and delivery, this Agreement will be valid and binding obligations of such Holder, enforceable against such Holder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. Each Holder agrees to indemnify the Company for any claims, losses or expenses incurred by the Company as a result of any of the representations of such Holder set forth in this Section 3.1 being untrue.

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3.2           Requisite Power and Authority of the Company. The Company hereby represents and warrants to each Holder as follows: (a) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s, performance hereunder; and (c) this Agreement has been duly and validly executed and delivered by the Company and assuming due authorization and execution by the Holders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

4.           Miscellaneous.

4.1           Governing Law. This Agreement shall be governed in all respects by the laws of the Cayman Islands as such laws are applied to agreements between Cayman Islands residents entered into and performed entirely in the Cayman Islands.

4.2           Entire Agreement. This Agreement and the Exhibits hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

4.3           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.4           Amendment. This Agreement may be amended or modified only upon the written consent of the Company and the Majority Holders.

4.5           Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earlier of (a) actual receipt or (b) (i) on the day of delivery by email or confirmed facsimile transmission, (ii) three business day after the business day of deposit with an internationally recognized overnight courier service for express delivery, freight prepaid, or (iii) seven business days after deposit with the United States Post Office for delivery by registered or certified mail, shall be addressed to the party to be notified at the address indicated for such party indicated on the signature pages hereto, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

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4.6          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.7          Further Assurances. Each Holder shall, on a request from the Company, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the transactions contemplated hereby.

4.8          Definitions. As used this Agreement, the following terms shall have the following meanings:

(a)          “Available Cash” means the difference between: (a) the Company Cash as of the close of business on the First Trading Date; minus (b) the Company Cash as of the close of business two (2) business days preceding the First Trading Date.

(b)          “Company Cash” means the aggregate amount of all cash and cash equivalents, including, without limitation, all bank account balances, marketable securities, short-term investments, municipal investments and certificates of deposit, held or available for use by the Company and its Subsidiaries.

(c)          “First Trading Date” means the first day that the Ordinary Shares trade on NASDAQ.

(d)          “Ordinary Shares” means the Ordinary Shares in the share capital of the Company.

(e)          “Majority Holders” means Holders holding a majority of the Repurchase Shares.

(f)          “Repurchase Cash” means an amount in cash equal to the product of: (a) eighty percent (80%); multiplied by (b) the difference between: (i) the Available Cash; minus (ii) One Hundred Million Dollars ($100,000,000.00); provided, however, that in no event will the Repurchase Cash be less than Zero Dollars ($0.00) or greater than Eighty Million Dollars ($80,000,000.00).

(g)          “Repurchase Price” means $10.00.

(h)          “Repurchase Shares” means for each Holder, a number of Ordinary Shares equal to the quotient of: (a) the product of: (i) the Repurchase Cash; multiplied by (ii) the Pro Rata Share for such Holder set forth opposite such Holder’s name on Exhibit A; divided by (b) the Repurchase Price.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

COMPANY:

YATRA ONLINE, INC.

By:	/s/ Dhruv Shringi
Name:	Dhruv Shringi
Title:	CEO

Address:

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Norwest Venture Partners X, LP

By: Genesis VC Partners X, LLC, General Partner

By:	/s/ Promod Haque

Print Name:	Promod Haque

Title:	Managing Partner

Norwest Venture Partners IX, LP

By: Genesis VC Partners IX, LLC, General Partner

By:	/s/ Promod Haque

Print Name:	Promod Haque

Title:	Managing Partner

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Vertex Asia Fund Pte. Ltd.

By:	/s/ Chua Joo Hock

Print Name:	Chua Joo Hock

Title:	Director

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II

By:	/s/ Girish Gupta

Print Name:	Girish Gupta

Title:	CEO, Rajasthan Asset Management Co Pvt Ltd

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

IDG Ventures India Fund II LLC.

By:	/s/ Gulstan Ramgockim

Print Name:	Gulstan Ramgockim

Title:	Director

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Reliance Capital Limited

By:	/s/ Amit Bapna

Print Name:	Amit Bapna

Title:	CFO

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

E-18 Limited

By:	[illegible]

Print Name:	CCY Management Limited

Title:	Director

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Intel Capital Corporation

By:	/s/ Michael J Scown

Print Name:	Michael J Scown

Title:	Authorized Signatory

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Valiant Capital Master Fund LP

By:	/s/ Brian Miller

Print Name:	Brian Miller

Title:	CFO

Valiant Capital Partners LP

By:	/s/ Brian Miller

Print Name:	Brian Miller

Title:	CFO

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

Capital18 Fincap Private Limited

By:	/s/ Kshipra Jatana

Print Name:	Kshipra Jatana

Title:	Authorized Signatory

Pandara Trust Scheme I

By:	/s/ Tc Meenakshisundaram

Print Name:	Tc Meenakshisundaram

Title:	Designated Partner

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

SVB Financial Group

By:	/s/ Scott Newman

Print Name:	Scott Newman

Title:	Portfolio & Funding Manager

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

In Witness Whereof, the Company and the Holders have executed the Repurchase Agreement as of the date set forth above.

HOLDERS OF PREFERENCE SHARES

Macquarie Corporate Holdings Pty Limited

By:	/s/ Glen Butler

Print Name:	Glen Butler

Title:	Division Director

Macquarie Corporate Holdings Pty Limited

By:	/s/ Angus Buckley

Print Name:	Angus Buckley

Title:	Division Director

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

Exhibit A

SCHEDULE OF HOLDINGS

Name	Pro Rata Share	Number of Ordinary Shares
E-18 Limited*	6.6561%	532,488
Capital18 Fincap Private Limited*
IDG Ventures India Fund II LLC	5.4822%	438,573
Pandara Trust Scheme I**	0.9719%	77,753
Intel Capital Corporation	12.5285%	1,002,280
Macquarie Corporate Holdings Pty Limited	1.8983%	151,860
Norwest Venture Partners IX, LP	16.3247%	1,305,977
Norwest Venture Partners X, LP	16.3247%	1,305,977
Rajast Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II	1.7125%	136,996
Reliance Capital Limited	6.8329%	546,631
SVB Financial Group	0.0610%	4,877
Valiant Capital Master Fund LP	14.6161%	1,169,291
Valiant Capital Partners LP	13.1744%	1,053,948
Vertex Asia Fund Pte. Ltd	3.4169%	273,349
Total	100.0000%	8,000,001

* Capital18 Fincap Private Limited (“Cap 18”) shall retain all of its ordinary shares of Yatra Online Private Limited, which may be swapped for Ordinary Shares at any time by Cap 18 at its option. The repurchase right for aggregate number of 532,488 shares shall be exercised by E-18.

**If Pandara Trust Scheme I (“Pandara”) has not swapped its ordinary shares of Yatra Online Private Limited for Ordinary Shares as of the Closing, at the Closing the Company shall purchase from Pandara and Pandara shall sell to the Company a number of ordinary shares of Yatra Online Private Limited necessary to preserve the economics and shareholdings contemplated by this Agreement for Pandara upon the swap of its ordinary shares of Yatra Online Private Limited.

EXHIBIT B

Calculation Memo:	A calculation memo from an independent advisor or auditor reasonably acceptable to the Company, giving details of calculation of taxable income on repurchase, and tax accruing thereon. Such calculation memo to be certified by the applicable Holder and attached reasonable evidence of the amounts specified therein, including without limitation cost basis and date of acquisition.
Representations:	Representations from the applicable Holder stating that: (a) the factual details furnished to the independent advisor/auditor for the purpose of their calculation memo (e.g. cost of shares and the date of acquisition) are accurate; and (b) where such Holder desires to claim benefit under the Indian tax treaty in respect of the Indian withholding taxes, that all conditions in the treaty (e.g. conditions in limitation of benefit clauses, no permanent establishment in India) for availing the benefit have been fulfilled.
Tax Residency:	The following tax residency information will be provided by each Holder:

•	Name, e-mail, contact number;
•	Address in the country of which such Holder is a resident;
•	A certificate of such Holder’s being resident in any country from the government of that country, if the law of that country provides for issuance of such certificate;
•	Tax identification number of such Holder in the country of its residence. In case no such number is available, then a unique number on the basis of which such Holder is identified by the government of that country.

Other Information:	Such other information, as may be required by law, or as the Company may reasonably request.